                                PLEDGE AGREEMENT

     PLEDGE AGREEMENT (this "Agreement") dated as of June 30, 2003, made by Josephine Chaus, an individual with a residence at c/o Bernard Chaus, Inc., 530 Seventh Avenue, New York, New York 10018 ("Pledgor"), to GMAC COMMERCIAL FINANCE LLC (the "Pledgee").

                           BACKGROUND TO THE AGREEMENT

     1. Pledgor is the maker of that certain Amended and Restated Promissory Note payable to the order of Pledgee dated January 27, 1998 in the original principal amount of $5,045,700 ("January, 1998 Note").

     2. Pledgor has requested alteration of the payment terms under the January, 1998 Note through issuance of a replacement Promissory Note.

     3. In order to induce Pledgee to accept a replacement Promissory Note, Pledgor has agreed to pledge and grant a security interest to Pledgee in the Pledged Collateral (as hereinafter defined) and to amend and restate the January, 1998 Note.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Pledgor hereby agrees with Pledgee as follows:

SECTION 1. Defined Terms

     "Business Day" shall mean any day other than a day on which commercial banks in the State of New York are authorized or required by law to close.

     "Issuer" shall mean Bernard Chaus, Inc.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

     "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

SECTION 2. Pledge

     Pledgor hereby pledges, assigns, hypothecates, transfers and grants a security interest to Pledgee in all of the following (the "Pledged Collateral"):

     (a) the shares of stock set forth on Schedule A annexed hereto and expressly made a part hereof or hereafter pledged by Pledgor to Pledgee (the "Pledged Stock"), the certificates representing the Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock; and

     (b) all options and rights in respect of the Pledged Stock, whether as an addition to, in substitution of or in exchange for any shares of the Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such options or rights or shares issuable in connection with such options or rights.

SECTION 3. Indebtedness Secured

     This pledge is made to secure and the Pledged Collateral is security for the payment of all the indebtedness and other obligations of Pledgor to Pledgee, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, other instrument or otherwise (collectively, the "Indebtedness").

SECTION 4. Delivery of Pledged Collateral

     All certificates representing or evidencing the Pledged Stock shall be delivered to and held by or on behalf of Pledgee pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Pledgee. Pledgor hereby authorizes the issuer of any of the Pledged Stock upon demand by Pledgee to deliver any certificates, instruments or other distributions issued in connection with the Pledged Collateral directly to Pledgee, in each case to be held by Pledgee, subject to the terms hereof. Pledgee shall have the right, at any time in its discretion, after an event of default shall have occurred and been declared, and without notice to the Pledgor, to transfer to or to register in the name of Pledgee or any of its nominees any or all of the Pledged Stock. In addition, Pledgee shall have the right at any time, after an event of default shall have occurred and been declared, to exchange certificates or instruments representing or evidencing Pledged Stock for certificates or instruments of smaller or larger denominations.

SECTION 5. Representations and Warranties

     Pledgor represents and warrants to Pledgee that:

     (a) The execution, delivery and performance by Pledgor of this Agreement does not and will not result in any violation of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to Pledgor;

     (b) This Agreement constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms;

     (c) Pledgor is, and has been at all times since prior to January 1, 1999 the sole, direct and beneficial owner of each share of the Pledged Stock;

     (d) All of the shares of the Pledged Stock have been duly authorized, validly issued and are fully paid and nonassessable;

     (e) Upon delivery of the Pledged Stock to Pledgee or an agent for Pledgee, this Agreement creates and grants a valid first lien on and perfected security interest in the Pledged Collateral and the proceeds thereof, subject to no prior Lien, or to any agreement purporting to grant to any third party a Lien upon the property or assets of Pledgor which would include the Pledged Collateral;

     (f) There are no restrictions on transfer of the Pledged Stock contained in the Certificate of Incorporation or by-laws of the Issuer or otherwise which have not otherwise been enforceably and legally waived by the necessary parties;

     (g) None of the Pledged Stock has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

     (h) No consent, approval, authorization or other order of any Person and no consent, authorization, approval or other action by, and no notice to or filing with (other than applicable disclosure requirements of the securities and exchange commission ("SEC")), any governmental authority or regulatory body is required by the Pledgor either (i) for the pledge of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement or (ii) for the exercise by the Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

     (i) Except for SEC filings, no notification of the pledge evidenced hereby to any Person is required;

     (j) As of the date hereof, there are no existing options, warrants, calls or commitments of any such character whatsoever relating to any Pledged Stock and no indebtedness or other security convertible into any Pledged Stock;

     (k) As of the date of this Agreement, the indebtedness does not exceed 70% of the value of the Pledged Stock plus the value of any other collateral provided to Pledgee by Pledgor; and

     (l) The proceeds of the loan or advances will be used in compliance with Regulations T, U and X of the Board of Governors of the Federal Reserve System, including without limitation the maximum loan value requirements thereunder, and such loans and advances do not constitute a "purpose credit" under the foregoing regulations, and that Pledgor will furnish Pledgee, upon request, with all information and documents required by such regulations.

     The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

SECTION 6. Covenants

     Pledgor covenants that, until the Indebtedness shall be satisfied in full:

     (a) Pledgor will not sell, assign, transfer, convey, or otherwise dispose of its rights in or to the Pledged Collateral or any interest therein; nor will Pledgor create, incur or permit to exist any Lien whatsoever with respect to any of the Pledged Collateral or the proceeds thereof other than that created hereby; provided, that Pledgor may sell all or a portion of the Pledged Collateral so long as the proceeds of such sale equal or exceed the then current trading price or other recognized Fair Market Value of such

Pledged Collateral and such proceeds shall be irrevocably paid directly to Pledgee in immediately available funds up to the amount of the then outstanding indebtedness.

     (b) Pledgor will, at its expense, defend Pledgee's right, title and security interest in and to the Pledged Collateral against the claims of any Person;

     (c) After an event of default shall have occurred and been declared, Pledgor will not, for Pledgor's account, sell, assign, transfer, convey, or otherwise dispose of its rights to any other shares of Common Stock of the Issuer if such sale, assignment, transfer, conveyance or other disposition could be aggregated with sales of any of the Pledged Collateral in determining compliance with Rule 144(e) under the Securities Act;

     (d) Pledgor will, at any time or from time to time after an Event of Default shall have occurred and been declared by Pledgee and within three (3) business days after request therefore by Pledgee, execute a Form 144 with respect to any sale of any of the Pledged Collateral or any other form, instrument or document that Pledgee deems necessary in connection with any such sale. Pledgor hereby grants to Pledgee a Power of Attorney to execute, in the name in on behalf of Pledgor, any form, instrument or document contemplated by this Section 6(e); this Power of Attorney shall be deemed coupled with an interest and shall be irrevocable throughout the term of this Agreement. The foregoing Power of Attorney shall be exercisable at any time after an Event of Default shall have occurred and been declared;

     (e) Pledgor shall at any time, and from time to time, upon the written request of Pledgee, execute and deliver such further documents and do such further acts and things as Pledgee may reasonably request in order to effect the purposes of this Agreement including, but without limitation, delivering to Pledgee after an Event of Default shall have been declared by Pledgee irrevocable proxies in respect of the Pledged Collateral in form satisfactory to Pledgee. Until receipt thereof, this Agreement shall constitute Pledgor's proxy to Pledgee or its nominee to vote all shares of Pledged Collateral then registered in Pledgor's name; and

     (f) Pledgor shall provide Pledgee with a certified personal financial statement no later than June 1st of each calendar year.

SECTION 7. Voting Rights and Dividends

     In addition to Pledgee's rights and remedies set forth in Section 9 hereof, in case an Event of Default shall have occurred and has been declared by Pledgee, Pledgee shall (i) be entitled to vote the Pledged Collateral (ii) be entitled to give consents, waivers and ratifications in respect of the Pledged Collateral (Pledgor hereby irrevocably constituting and appointing Pledgee, with full power of substitution, the proxy and attorney-in-fact of Pledgor for such purposes) and (iii) be entitled to collect and receive for its own use cash dividends paid on the Pledged Collateral. After an Event of Default shall have been declared by Pledgee, if Pledgee has not notified Pledgor that Pledgee is exercising its right to vote the Pledged Stock pursuant to its proxy, Pledgor shall give Pledgee at least five (5) days' prior written notice of the manner in which Pledgor intends to exercise, or the reasons for refraining from exercising any voting rights or other powers other than with respect to any election of directors and voting with respect to incidental matters. All dividends and all other distributions in respect of any of the Pledged Collateral, whenever paid or made, shall be delivered to Pledgee to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of Pledgee, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 8. Event of Default

     An "Event of Default" shall be deemed to have occurred and may be declared by Pledgee upon the happening of any of the following events:

     (a) Pledgor or any other obligor shall default in the payment of any Indebtedness or with respect to any obligation hereunder under paragraph 26 hereof.

     (b) Pledgor shall default in the performance of any of its obligations under any agreement between Pledgor and Pledgee (other than obligations with respect to the payment of Indebtedness), including, without limitation, this Agreement after notice of such default and 10 business days opportunity to cure shall have elapsed;

     (c) Any representation, warranty, statement or covenant made or furnished to Pledgee by or on behalf of Pledgor proves to have been false in any material respect when made or furnished or is breached, violated or not complied with;

     (d) Pledgor shall (i) apply for, consent to, or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

     (e) The Pledged Collateral is subjected to levy of execution, attachment, distraint or other judicial process; or the Pledged Collateral is the subject of a claim (other than by Lender) of a Lien on Pledged Collateral; or

     (f) Pledgor's net worth as reflected in Pledgor's most recent personal financial statement shall fall below $80,000,000, exclusive of negative fluctuations attributable solely to reductions in the Fair Market Value of any particular asset

SECTION 9. Remedies

     In case an Event of Default shall have occurred and be declared by Pledgee, Pledgee may:

     (a) Transfer any or all of the Pledged Collateral into its name, or into the name of its nominee or nominees;

     (b) Exercise all corporate rights with respect to the Pledged Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof, or upon the exercise by the Issuer of any right, privilege or option pertaining to any of the Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it;

     (c) Subject to any requirement of applicable law, sell, assign and deliver the whole or, from time to time, any part of the Pledged Collateral at the time held by Pledgee, at any private sale or at public auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as Pledgee in its sole discretion may determine, or as may be required by applicable law.

     Pledgor hereby waives and releases any and all right or equity of redemption, whether before or after sale hereunder. At any such sale, unless prohibited by applicable law, Pledgee may bid for and purchase the whole or any part of the Pledged Collateral so sold free from any such right or equity of redemption. All moneys received by Pledgee hereunder whether upon sale of the Pledged Collateral or any part thereof or otherwise shall be held by Pledgee and applied by it as provided in Section 12 hereof. No failure or delay on the part of Pledgee in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder. Pledgee shall have no duty as to the collection or protection of the Pledged Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 12 hereof. Pledgee may exercise its rights with respect to property held hereunder without resort to other security for or sources of reimbursement for the Indebtedness. In addition to the foregoing, Pledgee shall have all of the rights, remedies and privileges of a secured party under the Uniform Commercial Code of New York regardless of the jurisdiction in which enforcement hereof is sought.

SECTION 10. Registration

     If Pledgee shall exercise its right to sell all or any part of the Pledged Collateral, and if, in the opinion of counsel for Pledgee, it is necessary to have the Pledged Collateral being sold registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), Pledgor will use reasonable efforts subject to fiduciary duties as an officer and director of Issuer to cause the Issuer to execute and deliver, and to cause the directors and officers of the Issuer to execute and deliver, all at Pledgor's expense, all such instruments and documents and to do or cause to be done all such other acts and things as may be necessary to register the Pledged Collateral being sold under the provisions of the Securities Act or as may be customary in underwritten offerings of securities registered under the Securities Act. Pledgor shall use her reasonable efforts, subject to fiduciary duties as an officer and director of Issuer to cause any such registration statement to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Collateral being sold and to make all amendments thereto and to related documents which, in the opinion of Pledgee or its counsel, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Pledgor shall also use her reasonable efforts, subject to fiduciary duties as an officer and director of Issuer, to cause the Issuer to comply with the provisions of the "Blue Sky" law of any jurisdiction which Pledgee shall designate in connection with any sale hereunder; and to cause the Issuer to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) covering a period of at least twelve months but not more than eighteen months, beginning with the first month after the effective date of any such registration statement, which earnings statement will satisfy the provisions of
Section 11(a) of the Securities Act. Pledgor acknowledges that a breach of any of the covenants contained in this Section may cause irreparable injury to Pledgee, that Pledgee will have no adequate remedy at law with respect to such breach and, as a consequence, such covenants of Pledgor shall be specifically enforceable against Pledgor.

SECTION 11. Private Sale

     Notwithstanding anything contained in Section 10, Pledgor recognizes that Pledgee may be unable to effect (or to do so only after delay which would adversely affect the value that might be realized from the Pledged Collateral) a public sale of all or part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that any such private sale may be at prices and on terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a commercially reasonable manner. Pledgor agrees that Pledgee has no obligation to delay sale of any Pledged Collateral for the period of time necessary to permit the Issuer to register the Pledged Collateral for public sale under the Securities Act.

SECTION 12. Proceeds of Sale

     The proceeds of any collection, recovery, receipt, appropriation, realization or sale of the Pledged Collateral shall be applied by Pledgee as follows:

     (a) First, to the payment of all costs, expenses and charges of Pledgee, as such, or the reimbursement of Pledgee for the prior payment of such costs, expenses and charges incurred in connection with the care and safekeeping of any of the Pledged Collateral (including, without limitation, the expenses of any sale or other proceeding, the expenses of any taking, reasonable attorneys' fees and expenses, court costs, any other expenses incurred or expenditures or advances made by Pledgee in the protection, enforcement or exercise of its rights, powers or remedies hereunder) with interest on any such reimbursement at the rate prescribed in the Loan, as the default rate of interest from the date of payment.

     (b) Second, to the payment of the Indebtedness, in whole or in part, in such order as Pledgee may elect, whether such Indebtedness is then due or not due.

     (c) Third, to such Persons as required by applicable law including, without limitation, the Uniform Commercial Code.

     (d) Fourth, to the extent of any surplus thereafter remaining, to Pledgor or as a court of competent jurisdiction may direct.

     In the event that the proceeds of any collection, recovery, receipt, appropriation, realization or sale are insufficient to satisfy the Indebtedness, Pledgor shall be liable for the deficiency together with interest thereon at the rate, as applicable, as the default rate of interest plus the reasonable fees of any attorneys employed by Pledgee to collect such deficiency.

SECTION 13. Information

     Pledgor will promptly give or cause to be given written notice to Pledgee of any notices or other documents other than routine proxy statements received by it with respect to Pledged Collateral registered in the name of Pledgor.

SECTION 14. Termination

     This Agreement shall terminate and Pledgor shall be entitled to the return, at Pledgor's expense, of such of the Pledged Collateral as has not theretofore been sold or otherwise applied pursuant to this

Agreement, together with any moneys at any time held by Pledgee, upon payment in full of the Indebtedness.

SECTION 15. Concerning Pledgee

     The recitals of fact herein shall be taken as statements of Pledgor for which Pledgee assumes no responsibility. Pledgee makes no representation to anyone as to the value of the Pledged Collateral or any part thereof or as to the validity or adequacy of the security afforded or intended to be afforded thereby or as to the validity of this Agreement. Pledgee shall be protected in relying upon any notice, consent, request or other paper or document believed by it to be genuine and correct and to have been signed by a proper person. The permissive rights of Pledgee hereunder shall not be construed as duties of Pledgee. Pledgee shall be under no obligation to take any action toward the enforcement of this Agreement or rights or remedies in respect of any of the Pledged Collateral. Pledgee shall not be personally liable for any action taken or omitted by it in good faith and reasonably believed by it to be within the power or discretion conferred upon it by this Agreement.

SECTION 16. Notices

     Any notice or request hereunder may be given to Pledgor or to Pledgee at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) registered or certified mail, return receipt requested, or (c) telefax to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or five
(5) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered, certified or overnight mail to the address set forth below, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

           (A)   If to Pledgee, at:   GMAC Commercial Finance LLC
                                      1290 Avenue of the Americas
                                      New York, New York 10104
                                      Attention:  Loan Administration Department
                                      Telephone:  212-884-7000
                                      Telecopier: 212-884-7162

           (B)   If to Pledgor, at:   Josephine Chaus
                                      c/o Bernard Chaus, Inc.
                                      530 Seventh Avenue
                                      New York, NY 10018

                                      With copy to:
                                      Richard Goldberg, Esq.
                                      Swidler Berlin Shereff Friedman LLP
                                      405 Lexington Avenue
                                      New York, NY 10174
                                      Telephone:  (212) 891-9221
                                      Telecopier: (212) 891-9598

SECTION 17. Governing Law.

     This Agreement and all rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

SECTION 18 Waivers.

     (a) PLEDGOR AND PLEDGEE EACH HEREBY EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OTHER AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE; AND PLEDGOR AND PLEDGEE EACH HEREBY AGREE AND CONSENT THAT ANY SUCH ACTIONS OR PROCEEDINGS SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     (b) Pledgee may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of Pledgor, extend the time of payment of, exchange or surrender any collateral for, renew or extend any of the Indebtedness or increase or decrease the interest rate thereon, and may also make any agreement with any party to or person liable on any of the Indebtedness, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between Pledgee such party or person, or make any election of rights Pledgee may deem desirable under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors' rights generally without in any way impairing or affecting this Agreement.

     (c) Pledgor waives any rights to interpose any defense, counterclaim or offset of any nature and description which it may have or which may exist between Pledgor and Pledgee with respect to Pledgor's obligations under this Agreement, or the Indebtedness, including but not limited to failure of consideration, breach of warranty, fraud, payment (other than cash payment in full of the Indebtedness), statute of frauds, bankruptcy, infancy, statute of limitations, accord and satisfaction, and usury.

     (d) Pledgor further waives presentment to or demand of payment from anyone whomsoever liable upon any of the Indebtedness, protest, notices of presentment, non-payment or protest and notice of any sale of collateral security or any default of any sort.

SECTION 19. Litigation.

     PLEDGOR EXPRESSLY CONSENTS TO THE JURISDICTION AND VENUE OF THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR ALL PURPOSES IN CONNECTION WITH THIS AGREEMENT. ANY JUDICIAL PROCEEDING BY PLEDGOR AGAINST PLEDGEE INVOLVING, DIRECTLY OR INDIRECTLY ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. PLEDGOR FURTHER CONSENTS THAT ANY SUMMONS, SUBPOENA OR OTHER PROCESS OR PAPERS (INCLUDING, WITHOUT LIMITATION, ANY NOTICE OR MOTION OR OTHER APPLICATION TO EITHER OF THE AFOREMENTIONED COURTS OR A JUDGE THEREOF) OR ANY NOTICE IN CONNECTION WITH ANY PROCEEDINGS HEREUNDER, MAY BE SERVED INSIDE OR OUTSIDE OF THE STATE OF NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE PROVIDED A REASONABLE TIME FOR APPEARANCE IS PERMITTED, OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS. PLEDGOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREON AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

SECTION 20. No Waiver; Cumulative Remedies.

     No failure on the part of Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy by Pledgee preclude any other or further exercise thereof or the exercise of any right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

SECTION 21. Severability.

     In case any security interest or other right of Pledgee shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other security interest or other right, privilege or power granted under this Agreement.

SECTION 22. Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

SECTION 23. Miscellaneous

     Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing, signed by Pledgee and Pledgor. The provisions of this Agreement shall be binding upon the successors and assigns of Pledgor. The term "Pledgee", as used herein, shall include any successor or assign of Pledgee at the time entitled to the pledged interest in the Pledged Collateral. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. Pronouns shall be deemed to include masculine, feminine and neuter genders and singular or plural numbers as appropriate.

SECTION 24. Captions

     The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

SECTION 25. Recapture

     Anything in this Agreement to the contrary notwithstanding, if Pledgee receives any payment or payments on account of the Indebtedness, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors' rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by Pledgee, Pledgor's obligations to Pledgee shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to Pledgee, which payment shall be due on demand.

SECTION 26. Additional Collateral

     If on September 30, January 30, or May 30, of any calendar year the amount of the Indebtedness exceeds the sum of (x) 70% of the value of the Pledged Stock plus (y) the value of any other collateral provided to Pledgee by Pledgor, Pledgor shall within five (5) Business Days of its receipt of notice from Pledgee of such event, at Pledgee's election (i) convey to Pledgee as additional collateral such other property of Pledgor acceptable to Lender and/or (ii) reduce the Indebtedness such that thereafter the amount of the Indebtedness shall not exceed the sum of (a) 70% of the value of the Pledged Stock plus (b) the value of any other collateral provided to Pledgee by Pledgor. For purposes of this paragraph 26, the Pledged Stock shall be valued at its average closing price for the immediately preceding ninety (90) Business Days.

     IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed as of the ___ day of July, 2003.



                                       ---------------------------------------
                                       JOSEPHINE CHAUS
                                       SS#
                                          ------------------------------------



                                       GMAC COMMERCIAL FINANCE LLC


                                       By:
                                           -----------------------------------
                                       Its:
                                           -----------------------------------

                                   SCHEDULE A


     TO PLEDGE AGREEMENT DATED AS OF JUNE 30, 2003 BETWEEN JOSEPHINE CHAUS and GMAC COMMERCIAL FINANCE, LLC.


                                  PLEDGED STOCK

Issuer                       Class of Stock       Stock Certificate Number         Par Value       Number of Shares
------                       --------------       ------------------------         ---------       ----------------
Bernard Chaus, Inc.          Common                            2342                   $.01            10,000,000




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